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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     Our audits includes the financial statement schedule in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statement of Specialty Laboratories, Inc. pertaining to the 1999 Stock Option/Stock Issuance Plan (Form S-8 No. 333-52348) of our report dated January 26, 2001, with respect to the consolidated financial statements and schedule of Specialty Laboratories, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                      /s/ Ernst & Young LLP

Woodland Hills, California
March 28, 2001

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EXHIBIT 23.1